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EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Austin Steaks & Saloon, Inc. on Form S-8 (File No. 33-92196) of our report dated March 27, 1997, on our audit of the consolidated financial statements of Austin Steaks & Saloon, Inc. as of December 31, 1996 and 1995 and for the years then ended, which report is included in this Annual Report on Form 10-KSB.





COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
April 14, 1997